     As filed with the Securities and Exchange Commission on March 17, 2005

                                                         Registration No. 333-__
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                   63-1201350
  (State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or Organization)                Identification Number)

                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                    (Address of Principal Executive Offices)
                                   (Zip Code)

             STOCK OPTIONS GRANTED UNDER EMPLOYMENT AGREEMENTS WITH
             C. STANLEY BAILEY, C. MARVIN SCOTT AND RICK D. GARDNER
                            (Full Title of the Plans)

                                C. STANLEY BAILEY
                             CHIEF EXECUTIVE OFFICER
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                     (Name and Address of Agent for Service)
                                 (205) 326-2265
          (Telephone Number, including Area Code, of Agent for Service)

          The Commission is requested to send copies of all notices and other communications to:

                         F. HAMPTON McFADDEN, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                               TEL: (205) 326-2265
                               FAX: (205) 327-3479
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum      Proposed Maximum
    Title of Securities             Amount to be        Offering Price      Aggregate Offering          Amount of
     to be Registered                Registered          Per Share(1)           Price (1)          Registration Fee (1)
    -------------------           ----------------     ----------------     ------------------     --------------------
Common Stock, par value $.001
per share                         1,423,940 shares           $8.17          $    11,633,589.80     $           1,369.27
                                  ================           =====          ==================     ====================

(1) All stock options covering the stock that is the subject of this Registration Statement on Form S-8 have an exercise price of $8.17 per share, representing the fair market value of the shares of stock on the date the options were granted.

                                INTRODUCTORY NOTE

          This Registration Statement on Form S-8 is filed to register shares of Common Stock, par value $.001 per share, of The Banc Corporation, a Delaware corporation (the "Company"), underlying employee stock options issued to C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner pursuant to their Employment Agreements with the Company. Each of such Employment Agreements constitutes an "employee benefit plan", as such term is defined in Rule 405 of Regulation C.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to specified officers and employees pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The Banc Corporation, a Delaware corporation (the "Company"), incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents which have previously been filed by the Company with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

      (b)   The Company's Current Report on Form 8-K dated as of January 24,
            2005.

      (c) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Securities Exchange Act of 1934 ( the "Exchange Act") and declared effective on November 4, 1998, including any amendment or reports filed for the purpose of updating such description.

      (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM  4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters with respect to the validity of the shares of Company Common Stock offered hereby will be passed upon for the Company by Haskell Slaughter Young & Rediker, LLC, Birmingham, Alabama. Attorneys with Haskell Slaughter Young & Rediker, LLC beneficially own 21,100 shares of Company's Common Stock.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a Delaware corporation in its certificate of incorporation to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances. The Company's Restated Certificate of Incorporation (the "Certificate") contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

      Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with its provisions.
Section 9.2 of the Company's Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

      The Company has entered into agreements with some of its directors and executive officers pursuant to which the Company has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or officer to the fullest extent allowable under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and executive officers, which may cover liabilities under the Securities Act.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number                          Description of Exhibit
-------                         ----------------------
(4)-1       The Banc Corporation Restated Certificate of Incorporation, filed as
            Exhibit (3)-1 to the Company's Registration Statement on Form S-4
            (Registration No. 333-58493), is hereby incorporated herein by reference.

(4)-2       Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation,

            The Bank and C. Stanley Bailey, filed as Exhibit 10-5 to The Banc
            Corporation's Current Report on Form 8-K dated January 24, 2005, is hereby incorporated herein by reference.

(4)-3       Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation, The Bank and C. Marvin Scott, filed as Exhibit
            10-6 to The Banc Corporation's Current Report on Form 8-K dated
            January 24, 2005, is hereby incorporated herein by reference.

(4)-4       Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation, The Bank and Rick D. Gardner, filed as Exhibit
            10-7 to The Banc Corporation's Current Report on Form 8-K dated
            January 24, 2005, is hereby incorporated herein by reference.

(5) Opinion of Haskell Slaughter Young & Rediker, LLC as to the legality of The Banc Corporation Common Stock being registered.

(23)-1      Consent of Carr, Riggs & Ingram, LLC.

(23)-2      Consent of Ernst & Young LLP.

(23)-5      Consent of Haskell Slaughter Young & Rediker, LLC (included in
            Exhibit 5).

24 Powers of Attorney (set forth on the signature page of this Registration Statement).

ITEM  9. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 17, 2005.

                                          THE BANC CORPORATION

                                          By        /s/ C. STANLEY BAILEY
                                             -----------------------------------
                                                      C. Stanley Bailey
                                                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey and David R. Carter, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                     Title                              Date
           ---------                                     -----                              ----
     /s/ C. Stanley Bailey                        Chief Executive Officer
 -----------------------------                 (Principal Executive Officer)         March 17, 2005
       C. Stanley Bailey

                                                 Executive Vice President,
      /s/ David R. Carter                  Chief Financial Officer and Director
 -----------------------------                   (Principal Financial and
        David R. Carter                             Accounting Officer)              March 17, 2005


     /s/ James A. Taylor                           Chairman of the Board             March 17, 2005
 -----------------------------
        James A. Taylor

  /s/ James Mailon Kent, Jr.                          Vice Chairman                  March 17, 2005
 -----------------------------
    James Mailon Kent, Jr.

  /s/ Larry D. Striplin, Jr.                          Vice Chairman                  March 17, 2005
 -----------------------------
    Larry D. Striplin, Jr.

      /s/ K. Earl Durden                              Vice Chairman                  March 17, 2005
 -----------------------------
        K. Earl Durden

  /s/ James R. Andrews, M.D.                            Director                     March 17, 2005
 -----------------------------
    James R. Andrews, M.D.

       /s/ Roger Barker                                 Director                     March 17, 2005
 -----------------------------
         Roger Barker

    /s/ W. T. Campbell, Jr.                             Director                     March 17, 2005
 -----------------------------
      W. T. Campbell, Jr.

  /s/ Thomas E. Jernigan, Jr.                           Director                     March 17, 2005
 -----------------------------
    Thomas E. Jernigan, Jr.

     /s/ Randall E. Jones                               Director                     March 17, 2005
 -----------------------------
       Randall E. Jones

   /s/ Ronald W. Orso, M.D.                             Director                     March 17, 2005
 -----------------------------
     Ronald W. Orso, M.D.

      /s/ Harold W. Ripps                               Director                     March 17, 2005
 -----------------------------
        Harold W. Ripps

      /s/ Jerry M. Smith                                Director                    March 17, 2005
 -----------------------------
        Jerry M. Smith

    /s/ Michael E. Stephens                             Director                     March 17, 2005
 -----------------------------
      Michael E. Stephens

        /s/ Marie Swift                                 Director                     March 17, 2005
 -----------------------------
          Marie Swift

   /s/ James A. Taylor, Jr.                             Director                     March 17, 2005
 -----------------------------
     James A. Taylor, Jr.

                                  EXHIBIT INDEX

Exhibit
 Number                        Description of Exhibit
-------                        ----------------------
 (4)-1      The Banc Corporation Restated Certificate of Incorporation, filed as Exhibit (3)-1 to the Company's Registration Statement on
            Form S-4 (Registration No. 333-58493), is hereby incorporated herein by reference.

 (4)-2      Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation, The Bank and C. Stanley Bailey, filed as Exhibit
            10-5 to The Banc Corporation's Current Report on Form 8-K dated
            January 24, 2005, is hereby incorporated herein by reference.

 (4)-3      Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation, The Bank and C. Marvin Scott, filed as Exhibit
            10-6 to The Banc Corporation's Current Report on Form 8-K dated
            January 24, 2005, is hereby incorporated herein by reference.

 (4)-4      Employment Agreement, dated January 24, 2005, by and between The
            Banc Corporation, The Bank and Rick D. Gardner, filed as Exhibit
            10-7 to The Banc Corporation's Current Report on Form 8-K dated
            January 24, 2005, is hereby incorporated herein by reference.

  (5) Opinion of Haskell Slaughter Young & Rediker, LLC as to the legality of The Banc Corporation Common Stock being registered.

 (23)-1     Consent of Carr, Riggs & Ingram, LLC.

 (23)-2     Consent of Ernst & Young LLP.

 (23)-3     Consent of Haskell Slaughter Young & Rediker, LLC (included in
            Exhibit 5).

   24 Powers of Attorney (set forth on the signature page of this Registration Statement).